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                                                                       Exhibit 5
                                   LAW OFFICES
                                LESTER MORSE P.C.
                               111 Great Neck Road
                         Great Neck, New York 11021-5473
                                     ------
                            Telephone (516) 487-1446
                            Telecopier (516) 487-1452






                                                September 30, 1996


Tellurian, Inc.
15 Industrial Avenue
Upper Saddle River, New Jersey 07458

Gentlemen:

         You have requested our opinion, as counsel for Tellurian, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form SB-2 (No. 333-9741) (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission.

         The Registration Statement relates to (i) an offering of up to 2,085,000 shares (the "Shares") of common stock, par value $.01 ("Common Stock"), of the Company and up to 2,127,500 redeemable common stock purchase warrants (the "Redeemable Warrants"), each exercisable to purchase one share of Common Stock (the aggregate of 2,127,500 shares of Common Stock issuable upon exercise of the Redeemable Warrants being hereinafter referred to as the "Warrant Shares"); (ii) an additional 3,000,000 warrants (and underlying warrant shares) to be issued to certain security holders; and (iii) warrants (the "Underwriter's Warrants") to purchase 140,000 shares of Common Stock (the "Underwriter's Shares") and 185,000 warrants (the "Underwriter's Common Stock Warrants"), each exercisable to purchase one share of Common Stock (the aggregate of 185,000 shares of Common Stock issuable upon exercise of the Underwriter's Common Stock Warrants being hereinafter referred to as the "Underwriter's Warrant Shares.")

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that:

         (1) The Shares, the Redeemable Warrants and Underwriter's Warrants have been duly authorized and, when issued, delivered and paid for in the manner described in the form of Underwriting Agreement filed as Exhibit 1 to the Registration Statement, will be legally issued and the Shares, when so issued, delivered and paid for will also be fully paid and nonassessable.




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Tellurian, Inc.
Page 2

         (2) The Warrant Shares have been duly authorized, and when issued, delivered and, paid for upon exercise of the Redeemable Warrants in the manner described in the form of Warrant Agreement filed as Exhibit 4(a) to the Registration Statement, will be legally issued, fully paid, and nonassessable.

         (3) The Underwriter's Shares, the Underwriter's Common Stock Warrants and the Underwriter's Warrant Shares have been duly authorized and, when issued, delivered and paid for in the manner described in the Underwriter's Warrants filed as
                  Exhibit 4(c) to the Registration Statement, will be legally issued, and the Underwriter's Shares and the Underwriter's Warrant Shares, when so issued, delivered and paid for will also be fully paid and nonassessable.

         (4) The Redeemable Warrants, the Underwriter's Warrants and the Underwriter's Common Stock Warrants have been duly authorized, and when issued and paid for as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable, and will constitute the valid and legally binding obligations of the Company, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the availability of remedies (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Very truly yours,

                                         LESTER MORSE P.C.

                                         /s/ Steven Morse
                                         ------------------------------
                                         Steven Morse